Exhibit 107

Calculation of Filing Fee Table

Form S-3ASR

(Form Type)

Linde plc

Linde Inc.

Linde Finance B.V.

Linde GmbH

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Ordinary Shares of Linde plc (€0.001 nominal value per share)	Rule 456(b) and Rule 457(r)(2)	(1)	(1)	(1)	(2)	(2)

	Equity	Preferred Shares of Linde plc (€0.001 nominal value per share)	Rule 456(b) and Rule 457(r)(2)	(1)	(1)	(1)	(2)	(2)

	Equity	Depositary Shares of Linde plc	Rule 456(b) and Rule 457(r)(2)	(1)	(1)	(1)	(2)	(2)

	Debt	Debt Securities of Linde plc	Rule 456(b) and Rule 457(r)(2)	(1)	(1)	(1)	(2)	(2)

	Other	Guarantees of Debt Securities by Linde plc	(3)	(3)	(3)	(3)	(3)	(3)

	Debt	Debt Securities of Linde Inc.	Rule 456(b) and Rule 457(r)(2)	(1)	(1)	(1)	(2)	(2)

	Other	Guarantees of Debt Securities by Linde Inc.	(3)	(3)	(3)	(3)	(3)	(3)

	Debt	Debt Securities of Linde Finance B.V.	Rule 456(b) and Rule 457(r)(2)	(1)	(1)	(1)	(2)	(2)

	Other	Guarantees of Debt Securities by Linde GmbH	(3)	(3)	(3)	(3)	(3)	(3)

	Other	Warrants with respect to any of the foregoing	Rule 456(b) and Rule 457(r)(2)	(1)	(1)	(1)	(2)	(2)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

	Other	Securities Purchase Contracts with respect to any of the foregoing	Rule 456(b) and Rule 457(r)(2)	(1)	(1)	(1)	(2)	(2)

	Other	Units comprising two or more of any of the foregoing	Rule 456(b) and Rule 457(r)(2)	(1)	(1)	(1)	(2)	(2)

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts					N/A	—	N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Securities registered by this registration statement may be offered and sold separately or together with other securities. Separate consideration may or may not be received for securities that issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

(2)	In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fees.
(3)	No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to the guarantees.